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                                                                   EXHIBIT 23.10

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated October 7, 1998, to the Stockholders of Rawlings Sporting Goods Company, Inc. included in this Bull Run Corporation Form S-4.


                                                /s/ ARTHUR ANDERSEN LLP


St. Louis, Missouri
August 5, 1999